Exhibit 99.2

Local Bounti® to Acquire Pete’s® for $122.5 Million Creating Leading CEA Operator with Largest National Retail Distribution Footprint

De-risks near-term operational execution, expanding upon existing market presence and creating a coast-to-coast footprint covering existing relationships at approximately 10,000 retail grocery doors.

Enhances financial leadership within the controlled environment agriculture (“CEA”) industry by improving already leading unit-level economics.

Immediately accretive with Pete’s 2021 estimated net revenue of $22.7 million, established track record of producing gross margin of greater than 45%, and positive EBITDA. Incremental accretion from Georgia facility coming online in 2022 as well as revenue and cost synergies.

Substantial operational synergies expected by incorporating Local Bounti’s Stack & Flow TechnologyTM Into Pete’s California and Georgia farms

Investor conference call scheduled for today at 8:30 am ET.

HAMILTON, Mont., March 15, 2022 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti®” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced that it has entered into a definitive agreement to acquire California-based complementary indoor farming company Hollandia Produce Group, Inc., which operates under the name Pete’s®, for total consideration of $122.5 million, subject to customary adjustments (the “Transaction”). The Transaction consideration will be comprised of $92.5 million in cash, expected to be provided pursuant to Local Bounti’s existing lending facility with Cargill, and the remaining $30.0 million of consideration payable in shares of Local Bounti common stock.

Pete’s is a California-based indoor farming company with three greenhouse growing facilities, including two operating facilities in California and one under construction in Georgia which is scheduled to begin operations in the second quarter of 2022. Pete’s has distribution to approximately 10,000 retail locations across 35 U.S. states and Canadian provinces, primarily through direct relationships with blue-chip retail customers, including Albertsons, Kroger, Target, Walmart, as well as Whole Foods and AmazonFresh. Pete’s primary products include living butter lettuce – where it is a leading provider with an approximate 80 percent share of the CEA market within the Western U.S. – as well as packaged salad and cress. Pete’s has been in operation for over 50 years while focusing the last 25 years in leafy greens, has long-standing relationships with the majority of its customers, and has a demonstrated track record of generating positive EBITDA.

Local Bounti plans to install its patent pending Stack & Flow Technology at Pete’s three facilities, combining the best aspects of vertical farming and greenhouse growing technologies to deliver higher yields of diverse leafy greens at superior unit economics. The Transaction also allows Local Bounti to gain access to Pete’s existing retail customer base of more than 10,000 retail locations nationwide.

“This synergistic acquisition is a unique opportunity to combine a highly-complementary and profitable CEA market leader in Pete’s with Local Bounti’s technological solutions to significantly accelerate market access for our superior produce varieties and create one of the largest CEA companies in the United States,” said Craig Hurlbert, Co-CEO of Local Bounti. “Our best-in-class unit economics at Local Bounti are enabled by our efficient and cost-effective system. The acquisition of Pete’s allows us to de-risk our operational execution in the near-term with their proven model while offering significant synergies to ramp their production with a retrofit of our Stack & Flow Technology. We are thrilled to leverage our combined strengths through this transaction, which brings significant opportunity to drive yield enhancements to service a growing blue-chip retail customer base. This Transaction provides instant scale that creates immense value for our employees, customers, partners and shareholders alike and we couldn’t be more excited about what lies ahead.”

“For 50 years we have been obsessed with offering high quality products and great service while focusing on innovation and sustainability within the indoor farming space. By combining with Local Bounti, we scale our business and partner with a leader that shares in our philosophy,” said Brian Cook, CEO of Pete’s.

Strategic and Financial Highlights

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Creates a leading, scaled CEA operator with national distribution footprint and access to approximately 10,000 retail doors – Combined company will service a CEA industry-leading retail customer door count with two brands and private label offerings. Local Bounti expects to leverage Pete’s existing customer base to sell Local Bounti’s products in the Northwest U.S. It further builds and expands upon Pete’s deep relationships with blue-chip retail customers such as Albertsons, Kroger, Target, Walmart, as well as Whole Foods and AmazonFresh.

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Local Bounti to add significant geographical reach with three additional facilities – Pete’s brings two operating facilities in California (Carpinteria and Oxnard) and a new third facility under construction in Georgia, which is expected to begin operations in second quarter 2022.

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Robust opportunities for operational synergies that are expected to drive growth and operating margin expansion – Integration of Local Bounti’s proprietary Stack & Flow TechnologyTM into Pete’s existing growing systems is expected to improve organic revenue growth through enhanced crop turns and yields, while the Company also expects to realize significant supply chain-related benefits associated with greater purchasing scale – estimated to result in approximately 10% saving on Local Bounti’s existing cost of goods sold from raw materials and packaging in the first full year of operation – both of which are anticipated to drive a positive resultant impact on margin rates in future periods. Further, Local Bounti’s differentiated retrofit capabilities to existing operations also expands the addressable market while driving returns on invested capital.

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Financial model driven by a focus on capital efficiency – Local Bounti and Pete’s share an operating philosophy geared toward maximizing capital efficiency, whereby capital allocation decisions are focused on driving revenue generating activities and generating greater returns on invested capital.

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Immediately accretive transaction – Pete’s has a strong financial track-record, generating an estimated $22.7 million of revenue in 2021, historical gross margins of greater than 45% over the past five years, and positive EBITDA from its two operational farms in California. After completing their Georgia facility in the second quarter, Pete’s expects to achieve initial run-rate revenue of at least $30 million at full production, excluding the expected future positive impact from additional capacity due to incorporating Local Bounti’s Stack and Flow TechnologyTM at all three of Pete’s farms.

Additional Transaction Details and Financing

The definitive agreements to acquire Pete’s contemplate an acquisition price of $122.5 million, subject to customary adjustments, comprised of $92.5 million in cash, expected to be provided pursuant to Local Bounti’s existing lending facility with Cargill, and the balance to be paid in $30.0 million in equity comprised of shares of Local Bounti common stock.

It is anticipated that all of Pete’s 130 employees will join Local Bounti for a combined total headcount of 250 employees. Pete’s management team is expected to remain in place as the company becomes a wholly owned subsidiary of Local Bounti.

The Transaction is subject to customary closing conditions and a condition that the purchase of certain real estate owned by Pete’s is completed. A Notification and Report under the Hart Scott Rodino Act was filed on January 18, 2022, and the waiting period expired on February 17, 2022. The Transaction is expected to close early second quarter of 2022.

Advisors

Barclays acted as exclusive financial advisor to Local Bounti. Lincoln International acted as exclusive financial advisor to Pete’s. Shearman & Sterling LLP and Orrick, Herrington & Sutcliff LLP served as legal counsel to Local Bounti. McGuireWoods LLP served as legal counsel to Pete’s.

Conference Call

The Company will host a conference call with members of the Local Bounti and Pete’s executive management team to discuss the Transaction and its full year 2021 financial results, which were announced in a separate press release today. The conference call is scheduled to begin at 8:30 a.m. ET on Tuesday, March 15, 2022. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the “Investors” section of the Company’s website at localbounti.com and will be archived online.

About Local Bounti®

Local Bounti is a premier controlled environment agriculture (CEA) company redefining conversion efficiency and environmental, social and governance (ESG) standards for indoor agriculture. Local Bounti operates an advanced indoor growing facility in Hamilton, Montana, within a few hours’ drive of its retail and food service partners. Reaching retail shelves in record time post-harvest, Local Bounti produce is superior in taste and quality compared to traditional field-grown greens. Local Bounti’s USDA Harmonized Good Agricultural Practices (GAP Plus+) and non-genetically modified organisms (GMO) produce is sustainably grown using proprietary technology 365 days a year, free of pesticides and herbicides, and using 90% less land and 90% less water than conventional outdoor farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti is disrupting the cultivation and delivery of produce. Local Bounti is also committed to making meaningful connections and giving back to each of the communities it serves. To find out more, visit localbounti.com or follow the company on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” expect,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the transaction between Local Bounti and Pete’s, including any statements regarding the expected benefits of the transaction (including anticipated synergies, projected financial information and future opportunities), expected closing timing for the Transaction, demand for produce offerings and SKUs and any other statements regarding Local Bounti’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of disruption to Local Bounti’s businesses as a result of the Transaction; the impact of transaction costs on Local Bounti’s quarterly 2022 and full year 2022 financial results; Local Bounti’s ability to retain Pete’s customers following the consummation of the Transaction; Local Bounti’s ability to achieve the anticipated benefits from the Transaction; the uncertainty of water supply (and related uncertainty for certain water rights) for Pete’s facilities located in California; Local Bounti’s ability to effectively integrate the acquired operations into its own operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; the diversion of management time on Transaction-related issues; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the Transaction; restrictions contained in the Company’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the Transaction. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include: Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the SEC) on November 24, 2021, as supplemented by Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com